Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT UPCOMING INVESTOR CONFERENCES

Management to Attend the Bank of America Merrill Lynch Leveraged Finance Conference and the Imperial Capital Security Investor Conference

Englewood, CO - November 26, 2014 - Ascent Capital Group Inc. (“Ascent” or the “Company”) (Nasdaq:ASCMA) announced today that it will present to attendees of the Bank of America Merrill Lynch 2014 Leveraged Finance Conference being held on December 2, 2014 at the Boca Raton Resort & Club in Boca Raton, FL at 8:50 AM ET. Mr. Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc. and Mr. Michael Meyers, Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., will speak at the conference.

Mr. Michael Meyers and Mr. Bill Fitzgerald, Ascent Chairman and Chief Executive Officer, will be attending the Imperial Capital Security Investor Conference on December 11, 2014 at the Waldorf Astoria in New York.

A live webcast of the Bank of America Merrill Lynch and Imperial Capital events, along with copies of management’s presentations will be made available during each event on the Ascent investor relations website at http://ascentcapitalgroupinc.com/investors.cfm.

During the two webcast events, management may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ:ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics International, headquartered in Dallas, TX, is one of the nation's largest, fastest-growing home security alarm monitoring companies, providing security alarm monitoring services to more than 1,000,000 residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. For more information, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com